                            SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C.  ss.1350,  the  undersigned  officer of Z Seven Fund,
Inc. (the "Company"),  hereby certifies, to the best of his knowledge,  that the
Company's Report on Form N-CSR for the period ended June 30, 2010 (the "Report")
fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:          September 9, 2010

Name:           /s/ Barry Ziskin
                --------------------
                Barry Ziskin
Title:          Chairman and President

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.

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                            SECTION 906 CERTIFICATION

     Pursuant to 18 U.S.C.  ss.1350,  the  undersigned  officer of Z Seven Fund,
Inc. (the "Company"),  hereby certifies, to the best of his knowledge,  that the
Company's Report on Form N-CSR for the period ended June 30, 2010 (the "Report")
fully complies with the  requirements  of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents,  in all material respects,  the financial  condition and results of operations of the Company.

Dated:          September 9, 2010

Name:           /s/ Barry Ziskin
                --------------------
                Barry Ziskin
Title:          Treasurer

     This certification is being furnished solely pursuant to 18 U.S.C. ss. 1350 and is not  being  filed as a part of the  Report  or as a  separate  disclosure document.